UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 10, 2004

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in its Charter)

               CALIFORNIA                                    000-1084047                                95-4691878
     (State or other jurisdiction of                  (Commission File Number)                       (I.R.S. Employer
     incorporation or organization)                                                                 Identification No.)


                       100 NORTH TAMPA STREET, SUITE 2410
                              TAMPA, FLORIDA 33602
               (Address of Principal Executive Offices; Zip Code)

       Registrant's telephone number, including area code: (813) 387-8030


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

                                    FORM 8-K

ITEM 8.01.  OTHER EVENTS.

         In the Form 10-QSB filed by the Company on Nov 26, 2004, the Company announced that it had closed a transaction to acquire the business assets of Get In the Game, Inc., a seminar and online business that provides financial aid information, NCAA rules and regulations, and college preparatory information for prospective student-athletes and their parents. The consideration payable for the purchased assets was $200,000 in Company common stock and $141,000 in the assumption of indebtedness of Get in the Game. Subsequent to the November 18, 2004 closing of this transaction, the Company discovered that certain material misrepresentations and omissions were made to the Company in connection with the negotiation and closing of this transaction. Accordingly, the Board of Directors of the Company has determined not to move forward with the acquired business, has terminated the previously announced employment agreement with Doug Single as the Company's Vice President of Business Development, has not delivered the stock component of the transaction consideration, and has determined not to pay the unpaid portion of the assumed indebtedness (amounting to $90,000). In addition, the Company intends to pursue legal action to recover the indebtedness assumed and actually paid by the Company to Get in the Game.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                                          INNOVATIVE SOFTWARE TECHNOLOGIES, INC.



                                          By: /s/ Peter M. Peterson
                                              ----------------------------------
                                              Peter M. Peterson
                                              Chief Executive Officer


Date: February 1, 2005